Execution Version
EXHIBIT 10.2

PARENT GUARANTEE AND PLEDGE AGREEMENT
THIS PARENT GUARANTEE AND PLEDGE AGREEMENT (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 15, 2026, by CoreWeave, Inc., a Delaware corporation (the “Guarantor”), CW Financing DDTL V Holdco, LLC, a Delaware limited liability company (the “Pledgor”) and U.S. Bank Trust Company, National Association, in its capacity as collateral agent (the “Collateral Agent”) for the Lenders and the other Secured Parties.
PRELIMINARY STATEMENTS
A.    On even date herewith, CoreWeave Financing DDTL V, LLC, a Delaware limited liability company (the “Borrower”) entered into that certain Credit Agreement with Morgan Stanley Senior Funding, Inc. as the Administrative Agent, U.S. Bank Trust Company, National Association as the Collateral Agent, U.S. Bank National Association, as Depositary Bank and the financial institutions party thereto as “Lenders” (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrower for the purposes and subject to the terms and conditions set forth therein.
B.    Upon entry by the Borrower into any Secured Swap Agreements, the Borrower will enter into an Intercreditor Agreement in order to, among other provisions, specify the relative rights and remedies of the Secured Parties with respect to the Collateral.
C.    The Pledgor and the Guarantor have each determined that valuable benefits will be derived by it as a result of the Credit Agreement and the extensions of credit made (and to be made) by the Lenders thereunder.
ACCORDINGLY, the Guarantor, the Pledgor and the Collateral Agent, on behalf of the Secured Parties, hereby act and agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement or any Intercreditor Agreement, as applicable.
Section 1.2Terms Defined in UCC. Terms defined in the UCC which are not otherwise defined in this Agreement or the Credit Agreement are used herein as defined in the UCC.
Section 1.3Definitions of Certain Terms Used Herein. As used in this Agreement, in addition to the terms defined in the introductory paragraph hereto and in the Preliminary Statements, the following terms shall have the following meanings:
“Amendment” shall have the meaning set forth in Section 6.2 hereof.
“Article” shall mean a numbered article of this Agreement, unless another document is specifically referenced.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.
“Collateral” shall have the meaning set forth in Article III.
“Control” shall have the meaning contemplated by Article 8 or, if applicable, by Section 9-106 of Article 9 of the UCC.
“Consolidated Adjusted EBITDA” shall have the meaning assigned to such term under the Revolving Credit Agreement.
“Depositary Bank” shall mean a nationally recognized depositary bank acceptable to the Administrative Agent (acting reasonably).
“Exhibit” shall refer to a specific exhibit to this Agreement (unless another document is specifically referenced) as from time to time supplemented by any Amendment.
“General Intangible” shall have the meaning set forth in Article 9 of the UCC.
“Governing Documents” shall mean the certificate of formation, the limited liability company agreement, and any other governing or organizational document of the Borrower, together with all of the other agreements or understandings of any kind, nature, or description relating to the governance and management of the Borrower and the corresponding legal and economic relationships of the owners of the Equity Interests in the Borrower.
“Guarantee” shall mean the guarantee pursuant to Article II hereof.
“Guaranteed Obligations” shall mean Obligations of the Borrower.
“Guarantor” shall mean CoreWeave, Inc., a Delaware corporation.
“Guarantor Bankruptcy Event” shall be deemed to occur if, at any time:
(a)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Guarantor or of a substantial part of the property or assets of the Guarantor under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, or for a substantial part of the property or assets of the Guarantor, or (iii) the winding-up or liquidation of Guarantor; and, in each case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(b)Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (a) of this definition, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Guarantor, or for a substantial part of the property or assets of the Guarantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;
A “Guarantor Change of Control” shall be deemed to occur if, at any time, Guarantor or any successor or assigns shall cease to Control or beneficially directly or indirectly own 100% of the issued and outstanding Equity Interests of the Pledgor.
“Guarantor Judgment Event” shall be deemed to occur upon the failure of the Guarantor to pay one or more final, non-appealable judgments aggregating in excess of the greater of (x) $200,000,000 and (y) twenty percent (20%) of Consolidated Adjusted EBITDA (in each case, net of any amounts which are covered by insurance or bonded), which judgments are not satisfied or discharged or effectively waived or stayed for a period of sixty (60) consecutive days.
“Guarantor Material Indebtedness” shall mean, solely to the extent constituting working capital lines or revolving facilities provided by financial institutions which are not Affiliates of the Guarantor, any Indebtedness (excluding, for the avoidance of doubt, undrawn letters of credit) of the Guarantor in an aggregate principal amount exceeding the greater of (x) $200,000,000 and (y) twenty percent (20%) of Consolidated Adjusted EBITDA.
“Guarantor Material Indebtedness Event” shall mean the occurrence of one or more of the following:
(a)Guarantor shall fail to make any payment beyond the applicable grace period with respect thereto, if any, in respect of any Guarantor Material Indebtedness, at the final stated maturity thereof,
(b) Guarantor shall fail to observe or perform any other agreement or condition relating to any Guarantor Material Indebtedness or any other event occurs with respect to such Guarantor Material Indebtedness, and, in each case, continues beyond the applicable grace period with respect thereto, the effect of which default or other event is to cause, with the giving of notice if required, such Guarantor Material Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Guarantor Material Indebtedness to be made, prior to its stated maturity.
Notwithstanding the foregoing, the following shall not be deemed to constitute a Guarantor Material Indebtedness Default: (A) any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness or (B) any event requiring a prepayment or offer to purchase pursuant to customary asset sale, casualty or condemnation event, change in control provision or excess cash flow sweeps.
“Guarantor Trigger Event” shall mean the occurrence of one or more of the following:
(a)any representation or warranty made or deemed made by the Parent under this Agreement shall prove to have been incorrect in any material respect (or, to the extent any such representation and warranty itself is qualified by “materiality”, “Material Adverse Effect” or similar qualifier, in any respect) when so made or deemed made and thirty (30) days have elapsed from the date a Responsible Officer of any Parent obtains knowledge thereof unless, in the case of an incorrect representation or warranty that is capable of being cured, corrected or otherwise remedied, such incorrect representation or warranty is cured, corrected or otherwise remedied and (as cured, corrected or remedied) would not reasonably be expected to result in a Material Adverse Effect;
(b)default shall be made in the payment that has not been waived in accordance with the terms hereof of any amount under this Agreement when and as the same is due and payable; provided that it shall not be a Guarantor Trigger Event under this clause (b) if the Cure Right is exercised and satisfied in accordance with Section 7.03 of the Credit Agreement on or prior to the Anticipated Cure Deadline;
(c)default shall be made in the due observance or performance by Parent of any covenant or agreement of the Parent contained in this Agreement (other than those specified in the foregoing clauses (a) and (b)) after the earlier to occur of (i) the date that a Responsible Officer of Parent obtains knowledge thereof or (ii) the receipt of notice thereof to the Parent from the Administrative Agent, the Collateral Agent or the Required Lenders, and such default shall continue unremedied for a period of thirty (30) days thereafter;
(d)other than in accordance with the terms of this Agreement, this Agreement shall for any reason cease to be in full force and effect, shall be declared void by a Governmental Authority or shall be asserted in writing by Parent not to be a legal, valid and binding obligation of the Parent;
(e)a Guarantor Bankruptcy Event;
(f)a Guarantor Change of Control;
(g)a Guarantor Judgment Event; or
(h)a Guarantor Material Indebtedness Event.
“Investment Property” shall have the meaning set forth in Article 9 of the UCC.
“Issuer” shall have the meaning set forth in Article XIII hereof.
“Material Acquisition” shall have the meaning assigned to such term under the Revolving Credit Agreement.
“Pledged Debt” shall mean all Indebtedness evidenced by promissory notes or other Instruments (as defined in the UCC) from time to time owed or owing to the Pledgor by the Borrower, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt.
“Pledged Equity” shall mean (a) the Equity Interests in the Borrower described or referred to in Exhibit B attached hereto, as supplemented from time to time, and any other Equity Interests in the Borrower (regardless of how denominated) that are now owned or hereafter acquired by the Pledgor; and (b) (i) the certificates or instruments, if any, representing such Equity Interests, (ii) Stock Rights with respect to the Borrower, (iii) all rights of the Pledgor under the Governing Documents of the Borrower, (iv) all replacements, additions to and substitutions for any of the assets referred to in this definition, including, without limitation, claims against third parties and (v) the Proceeds, including interest, profits and other income, of or on any of the assets referred to in this definition.
“Proceeds” shall have the meaning set forth in Article 9 of the UCC and, in any event shall include, without limitation, all dividends or other income from the Pledged Equity or other Collateral, collections thereon or distributions or payments with respect thereto.
“Revolving Agent” shall mean the “Administrative Agent” as defined in the Revolving Credit Agreement.
“Revolving Credit Agreement” shall mean that certain Revolving Credit and Guaranty Agreement, dated as of June 21, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), by and among CoreWeave, Inc., JPMorgan Chase Bank, N.A. and the other parties from time to time party thereto.
“Section” shall mean a numbered section of this Agreement unless another document is specifically referenced.
“Secured Obligations” shall have the meaning assigned to such term in Article III hereof.
“Security” shall have the meaning set forth in Article 8 of the UCC.
“Stock Rights” shall mean all dividends, instruments or other distributions and any other right or property which the Pledgor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Pledged Equity, or resulting from a split up, revision, reclassification or other similar change of the Pledged Equity, any right to receive Equity Interests and any right to receive earnings (including any subscription warrants, rights or options), in which the Pledgor now has or hereafter acquires any right, issued by the Borrower in respect of its Equity Interests.
“Termination Date” shall mean (x) prior to entry into an Intercreditor Agreement, the date that Payment in Full occurs and (y) on or after entry into an Intercreditor Agreement, the meaning assigned to the term “Payment in Full” in such Intercreditor Agreement.
“Total Net Leverage Ratio” shall have the meaning assigned to such term under the Revolving Credit Agreement.
“UCC” shall mean the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s Lien on any Collateral.
The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.
ARTICLE II.
GUARANTEE
Section 2.1Guarantee.
(a)Subject to the provisions of Section 2.1(b), the Guarantor hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely a surety, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration, demand or otherwise) of the Guaranteed Obligations and whether at stated maturity, by acceleration, demand or otherwise, and whether such Guaranteed Obligations are now existing or hereafter incurred (including any extensions, modifications, substitutions, amendments and renewals of any or all of such Guaranteed Obligations). Guarantor further agrees that the Guaranteed Obligations may be extended, increased, renewed, amended or modified, in whole or in part, without notice to, or further assent from Guarantor, and that Guarantor will remain bound upon its guarantee hereunder notwithstanding any such extension, increase, renewal, amendment or modification of any Guaranteed Obligations. Guarantor waives, to the fullest extent permitted under applicable Law, presentment to, demand of payment from, and protest to, the Borrower or any other Person of any of the Guaranteed Obligations, and also waives, to the fullest extent permitted under applicable Law, notice of acceptance of its guarantee and notice of protest for nonpayment.

(b)Anything herein or in the Credit Agreement to the contrary notwithstanding, as of any date of determination the maximum liability of the Guarantor hereunder shall in no event exceed the amount that is the lesser of (i) the outstanding Guaranteed Obligations as of such date of determination and (ii) the maximum liability which can be guaranteed by the Guarantor under the Bankruptcy Code or any applicable federal and state requirements of Law relating to fraudulent conveyances, fraudulent transfers or the insolvency of debtors.
(c)To the extent that the Borrower would be required to make payments pursuant to Section 9.05 of the Credit Agreement, the Guarantor further agrees to pay any and all fees and expenses (including without limitation, all reasonable fees and disbursements of counsel) that may be paid or incurred by the Collateral Agent or any other Secured Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Termination Date, notwithstanding that from time to time prior thereto no amounts may be outstanding under the Credit Agreement.
(d)The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guarantee or affecting the rights and remedies of the Collateral Agent or any other Secured Party hereunder.
(e)No payment or payments made by the Borrower received or collected by the Collateral Agent or any other Secured Party from the Borrower by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of, or in payment of, the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder, which shall, notwithstanding any such payment or payments (other than payments made by the Borrower or the Guarantor in respect of the Guaranteed Obligations or payments received or collected from the Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations up to the maximum liability of the Guarantor hereunder until the Termination Date.
(f)The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Collateral Agent or any other Secured Party on account of its liability hereunder, it will notify the Collateral Agent in writing that such payment is made under this Guarantee for such purpose.
(g)The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment and performance when due (whether or not any bankruptcy, insolvency, receivership or similar proceeding shall have stayed the accrual or collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not of collection, and, to the fullest extent permitted under applicable Law, waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of any of the Guaranteed Obligations, or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Guarantor or any other Person. Any payment required to be made by the Guarantor hereunder may be required by the Collateral Agent or any other Secured Party on any number of occasions until such payment is made (or waived in accordance with the Credit Agreement).
(h)Except for termination or release of the Guarantor’s obligations hereunder in accordance with the terms of this Agreement, to the fullest extent permitted by applicable Law, the obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the reduction or repayment of the Guaranteed Obligations (or any portion thereof). Without limiting the generality of the foregoing, to the fullest extent permitted by applicable Law and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of this Agreement, this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (whether or not such Guarantor has knowledge thereof) (i) the validity, regularity or enforceability of the Guarantee; (ii) the validity, regularity or enforceability of any security held by the Collateral Agent or any other Secured Party for the Guaranteed Obligations; (iii) the existence of any claim, set-off or other rights (other than a defense of payment and performance) that Guarantor may have at any time against the Borrower, the Collateral Agent, any other Secured Party or any other Person in connection with the Guarantee; and (iv) any other circumstance (including statute of limitations) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Guaranteed Obligations, or of the Guarantor under the Guarantee, in bankruptcy or in any other instance.
ARTICLE III.
GRANT OF SECURITY INTEREST
The Pledgor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the ratable benefit of the Secured Parties, a security interest in all of its right, title and interest in, to and under all of the following items, categories and types of personal property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Pledgor (including under any trade name or derivations thereof), and whether owned or consigned by or to, or leased from or to, the Pledgor, and regardless of where located (all of which will be collectively referred to as the “Collateral”):
(a)    all of the Pledgor’s right, title, and interest in and to the Borrower, including, without limitation, the Pledged Equity and the Pledged Debt, whether constituting General Intangibles, Investment Property or otherwise;
(b)    all of the Pledgor’s right, title, and interest in the Governing Documents of the Borrower; and
Section 3.1(c)    all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of the Pledgor pertaining to any of the items described in clauses (a), (b) and (d) of this Article III; and
(d)    to the extent not otherwise included in clauses (a) through (c) above, all Proceeds (including Stock Rights) of, and all documents, instruments, and certificates at any time evidencing or relating to, the foregoing, together with all Governing Documents, books, and records relating to the Pledged Equity, in each case to secure the prompt and complete payment and performance of the Obligations and all obligations of the Pledgor under this Agreement and any other Loan Documents (collectively, the “Secured Obligations”).
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF GUARANTOR
Section 4.1Representations and Warranties of Guarantor. Guarantor hereby represents and warrants that the representations and warranties set forth in Article III of the Credit Agreement as they relate to such Guarantor and in the other Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date and if any such representations and warranties are qualified by materiality, material adverse effect or similar language, such representations and warranties shall be true and correct in all respects), and the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PLEDGOR
The Pledgor represents and warrants to the Collateral Agent and the other Secured Parties on and as of the Closing Date and on each other date on which the representations and warranties of the Borrower are made under the Credit Agreement as follows:
Section 5.1Title and Perfection. The Pledgor has good and valid (a) rights in or the power to transfer the Collateral and (b) title to the Collateral with respect to which it has purported to grant a security interest hereunder, in each case, free and clear of all Liens except for Liens permitted under Section 6.4, and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. When a financing statement with respect to the Collateral has been filed in the office of the Secretary of State of the State of Delaware against the Pledgor, the Collateral Agent will have a validly perfected first priority security interest in that Collateral of the Pledgor in which a security interest may be perfected by the filing of a financing statement with respect to the Collateral in such office, subject only to Liens permitted under Section 6.4.
Section 5.2Type and Jurisdiction of Organization. The type of entity of the Pledgor and its state of organization as of the Closing Date are set forth on Exhibit A.
Section 5.3Principal Location. The Pledgor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business) as of the Closing Date are disclosed in Exhibit A.
Section 5.4Exact Names. As of the Closing Date, the Pledgor’s name in which it has executed this Agreement is the exact name as it appears in the Pledgor’s Governing Documents, as amended, as filed with the Pledgor’s jurisdiction of organization as of the Closing Date. Except as may be described in Exhibit A, the Pledgor has not, during the past five years prior to its becoming a party hereto, had any other legal or fictitious name.
Section 5.5No Financing Statements. The Pledgor has not consented to the filing of any financing statement or other public notice with respect to all or any part of the Collateral, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties.
Section 5.6Pledged Equity.
(a)Exhibit B sets forth a complete and accurate list of all Pledged Equity owned by the Pledgor as of the Closing Date. The Pledgor is the direct, sole beneficial owner and sole holder of record of the Pledged Equity listed on Exhibit B as being owned by it, free and clear of any Liens, except for Liens permitted under Section 6.4 or permitted under Section 6.02 of the Credit Agreement. The Pledgor further represents and warrants that (i) all Pledged Equity owned by it is duly authorized and validly issued and, if such Pledged Equity is stock in a corporation, is fully paid and non-assessable (to the extent the concept is applicable), (ii) with respect to any certificates delivered to the Collateral Agent representing Equity Interests, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the Issuer or otherwise, or, if such certificates are not Securities, the Pledgor has so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible, and (iii) none of the Pledged Equity is held by a securities intermediary or in a securities account.
(b)In addition, (i) none of the Pledged Equity owned by the Pledgor has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject, (ii) there are no existing options, warrants, calls or commitments of any character whatsoever relating to such Pledged Equity or which obligate the issuer of any Equity Interests included in the Pledged Equity to issue additional Equity Interests, and (iii) no consent, approval, authorization, or other action by, and no giving of notice, filing with, any Governmental Authority or any other Person is required for the pledge by the Pledgor of such Pledged Equity pursuant to this Agreement or for the execution, delivery and performance of this Agreement by the Pledgor, or for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or for the remedies in respect of the Pledged Equity pursuant to this Agreement, except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally.
(c)The Pledgor owns 100% of the issued and outstanding Equity Interests in the Borrower.
Section 5.7Benefit to the Pledgor. The Pledgor is the sole member of the Borrower and the Pledgor’s pledge of Collateral pursuant to this Agreement is expected to benefit, directly or indirectly, the Pledgor; and it has determined that this Agreement is necessary and convenient to the conduct, promotion and attainment of the business of the Pledgor.
Section 5.8General Representations. The Pledgor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to own its property and assets and to carry on its business as now conducted and to execute, deliver and perform its obligations under this Agreement. Pledgor has duly authorized and taken all other necessary corporate action for the execution, delivery and performance of this Agreement. Pledgor has duly executed and delivered this Agreement and this Agreement constitutes its legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms against the Pledgor except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws, by equitable principles, whether considered at law or in equity and any implied covenants of good faith and fair dealing and for filings and registrations necessary to create or perfect Liens on the Collateral granted by the Pledgor in favor of the Secured Parties. Pledgor’s execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the fulfillment of the terms hereof and thereof will not (a) violate any of its Governing Documents or conflict with or violate its contractual obligations, (b) violate any order, judgment or decree of governmental authority binding on it, (c) violate any applicable Laws, or (d) result in or require the creation or imposition of any Lien upon any of its properties or assets (other than any Liens created hereunder or permitted under Section 6.02 of the Credit Agreement), where any such violation or conflict referred to in clauses (b) and (c) of this Section 5.8 would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Pledgor has duly obtained all necessary authorizations, consents, licenses, orders or approvals of or registrations or declarations with any Governmental Authority or any other Person required in connection with the execution and delivery of this Agreement and the performance of the transactions contemplated by this Agreement, and such authorizations, consents, licenses, orders or approvals of or registrations or declarations are in full force and effect, in each case, except for (i) the filing of UCC financing statements (or the filing of financing statements under any other local equivalent) or (ii) such consents, authorizations, filings, licenses or other actions that have either (A) been made or obtained and are in full force and effect, (B) are listed on Schedule 4.8 hereto or (C) such actions, consents, approvals, registrations or filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect. There are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending against, or, to the knowledge of the Pledgor, threatened in writing against or affecting, the Pledgor or any business, property or rights of the Pledgor which (a) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or (b) purport to affect or pertain to this Agreement or the Guarantee, Liens or security interests created or purported to be created pursuant to this Agreement. Since December 31, 2024, there has been no occurrence, development, change, event, or loss which has resulted in or would reasonably be expected to have, individually or in the aggregate, any Material Adverse Effect.
Section 5.9Equity Interests. The Equity Interests in the Borrower have been duly authorized and validly issued and are fully paid and non-assessable. There is no existing option, warrant, call, right, commitment or other agreement to which the Borrower is a party requiring, and there is no Equity Interest in the Borrower outstanding which upon conversion or exchange would require, the issuance by the Borrower of any additional Equity Interests in the Borrower or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase an Equity Interest in the Borrower.
Section 5.10Solvency. On the Closing Date, immediately after giving effect to the transactions contemplated by this Agreement and the other Loan Documents (a) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Pledgor, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Pledgor, (b) the present fair saleable value of the property of the Pledgor will be greater than the amount that will be required to pay the probable liabilities of the Pledgor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Pledgor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) the Pledgor will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
Section 5.11Intellectual Property. Except as has not resulted in and would not reasonably be expected to have a Material Adverse Effect, (a) the Pledgor owns or has the right to use all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, know-how, licenses and other intellectual property rights which are necessary to perform its obligations under and in accordance with the Material Project Contracts to which the Pledgor is a party and (b) to the knowledge of the Pledgor, no material product, process, method, service, substance, part or other material offered for sale, sold, contemplated to be sold or used by it in connection with its business infringes, misappropriates or violates any patent, trademark, service mark, trade name, domain name, copyright, trade secrets, know-how, license or other intellectual property right owned by any other Person.
ARTICLE VI.
COVENANTS
From the date of this Agreement, and thereafter until the Termination Date, the Pledgor (or, solely with respect to Sections 6.8 and 6.9, the Guarantor) agrees that:
Section 6.1General.
(a)Authorization to File Financing Statements; Ratification. The Pledgor hereby authorizes the Collateral Agent (or its designee) to file financing statements and other documents describing the Collateral in order to perfect the security interests created hereby. The Pledgor hereby agrees to deliver or file such financing statements, and to take such other actions necessary, as may from time to time be reasonably requested by the Collateral Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral owned by the Pledgor (subject to Liens permitted under Section 6.4). Any financing statement filed by the Collateral Agent or its designee may be filed in any filing office in any relevant UCC jurisdiction and may (i) describe the Pledgor’s Collateral in order to perfect the security interest created hereunder by any description which reasonably approximates the description contained in this Agreement, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office’s acceptance of any financing statement or amendment, including whether the Pledgor is an organization and the type of organization of the Pledgor. The Pledgor also agrees to furnish any such information to the Collateral Agent promptly upon reasonable request. Notwithstanding the foregoing, the Pledgor agrees to prepare, record and file, at its own expense, financing statements (including continuation statements), amendments and supplements and such other instruments with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state Law in such manner and in such jurisdictions as are necessary to create, perfect and/or maintain the validity, perfection or priority of and protect any security interests granted or purported to be granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder in respect of any Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent, and the Collateral Agent has no obligation to file UCC financing statements, continuation statements or amendments or any similar filings.
(b)Organizational Documents; Further Assurances.
(A)The Pledgor shall not amend, supplement or modify any term or provision of its organizational documents relating to, or in connection with, its ownership of the Equity Interests of the Borrower that would reasonably be expected to be material and adverse to the interests of the Lenders, taken as a whole, or agree to do any of the same.
(B)The Pledgor agrees to take such commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the security interest of the Collateral Agent in its Collateral and the priority thereof against any Lien not expressly permitted hereunder.
(C)Other Financing Statements. The Pledgor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by it, except for financing statements naming the Collateral Agent as the secured party.
(D)Change of Name; Location of Collateral; Place of Business. The Pledgor may change (a) its legal name, (b) its jurisdiction of organization (or, if not a registered organization, its “location” (as defined in Section 9-307 of the UCC)) or (c) its identity or organizational structure; provided that, within thirty (30) days after such change (or such longer period as the Administrative Agent may agree in its sole discretion), the Pledgor will provide written notice to the Collateral Agent thereof. The Pledgor agrees to make all filings that are required in order for the Collateral Agent to continue at all times following such change to have a legal, valid and perfected security interest in all the Collateral.
(E)Fiscal Year. The Pledgor shall not change its fiscal year end from December 31.
Section 6.2Delivery of Certificates. The Pledgor will (a) deliver to the Collateral Agent, promptly upon execution of this Agreement, the originals of all certificated Securities, certificates or instruments representing or evidencing any Collateral (if any then exist) (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), together with instruments of transfers in blank in form and substance reasonably satisfactory to transfer title to the Collateral Agent and (b) after the date hereof, hold in trust for the Collateral Agent upon receipt and promptly thereafter deliver to the Collateral Agent any certificated Securities, certificates or instruments, in each case, representing or evidencing any Collateral, together with instruments of transfers in blank in form and substance reasonably satisfactory to transfer title to the Collateral Agent, and all such additional instruments and documents are necessary, or as the Collateral Agent may reasonably request in order to give effect to the pledge of the Collateral granted hereby and (c) upon the Collateral Agent’s request, deliver to the Collateral Agent a duly executed amendment to this Agreement, in the form of Exhibit C hereto (the “Amendment”), pursuant to which the Pledgor will identify and ratify the pledge of such additional Collateral acquired after the date hereof. The Pledgor hereby authorizes the Collateral Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.
Section 6.3Issuance of Additional Securities. The Pledgor will not permit the Borrower to issue additional Equity Interests, any right to receive the same or any right to receive earnings, except to the Pledgor. The Pledged Equity will at all times constitute not less than 100% of the Equity Interests of the Borrower.
Section 6.4Liens. The Pledgor will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Agreement, and (ii) with respect to involuntary Liens arising by operation of law.
Section 6.5Disposition of Pledged Equity Collateral. The Pledgor will not sell, lease, or otherwise Dispose of any Equity Interests constituting Collateral except to the extent permitted under Section 6.05 of the Credit Agreement.

Section 6.6Payment of Obligations. The Pledgor shall pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including material Tax liabilities and other material governmental claims, except where the same may be contested in good faith by appropriate proceedings and shall maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same.
Section 6.7Maintenance of Existence; Insurance.
(a)The Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
(b)The Pledgor shall do or cause to be done all things necessary to (i) in the Pledgor’s reasonable business judgment, obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply with all applicable Laws, rules, regulations and judgments, writs, injunctions, decrees, permits, licenses, and orders of any Governmental Authority, whether now in effect or hereafter enacted and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as permitted by this Agreement), in each case in this Section 6.7(b) except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c)The Pledgor shall maintain with financially sound and reputable insurance companies, insurance with respect to its properties, business and assets constituting Collateral at all times the types of insurance required to operate and maintain its properties, business and assets.
Section 6.8Guarantor Trigger Event: Guarantor covenants and agrees with the Collateral Agent that from and after the Closing Date (unless expressly provided herein) until Payment in Full, no Guarantor Trigger Event shall occur. Failure to comply with the foregoing shall permit the Collateral Agent (at the direction of the Administrative Agent) to exercise remedies with respect to the Obligations of the Borrower pursuant to Section 7.02 of the Credit Agreement and to seek recourse under this Agreement.
Section 6.9Financial Covenants: Solely from the date of this Agreement, and thereafter until the earlier to occur of (1) an IG Rating Event and (2) Payment in Full:
(a)Total Net Leverage Ratio. Solely to the extent the same is required under Section 7.01 of the Revolving Credit Agreement, as of the last day of each fiscal quarter of the Guarantor, commencing with the first full fiscal quarter ending after the Closing Date, the Total Net Leverage Ratio of the Guarantor and its Subsidiaries (as defined in the Revolving Credit Agreement) for the four fiscal quarter period then ended shall not exceed 6.00 to 1.00. Notwithstanding the foregoing, upon the consummation of a Material Acquisition during the term of this Agreement, the Total Net Leverage Ratio may be greater than 6.00 to 1.00 for the first four fiscal quarters ending after the date of the consummation of such Material Acquisition (the “Increase Period”), but in no event shall the Total Net Leverage Ratio be greater than 7.00 to 1.00 as of the last day of any fiscal quarter (the “Permitted Leverage Increase”). After the Increase Period, the Total Net Leverage Ratio may not be greater than 6.00 to 1.00 as of the last day of each fiscal quarter until another permitted Increase Period occurs. There may be more than one Permitted Leverage Increase during the term of this Agreement, but only so long as there are two full fiscal quarters of compliance with the Total Net Leverage Ratio prior to the commencement of another Increase Period and no more than three Permitted Leverage Increases during the term of this Agreement.
(b)Minimum Contracted Revenue. Solely to the extent the same is required under Section 7.02 of the Revolving Credit Agreement, as of the last day of each fiscal quarter of the Guarantor, commencing with the first full fiscal quarter ending after the Closing Date, Guarantor and its Subsidiaries (as defined in the Revolving Credit Agreement) shall have binding contracts that are in full force and effect, copies of which (upon the reasonable request of the Administrative Agent) have been provided to the Administrative Agent, demonstrating contracted revenues in an amount not less than $1,000,000,000, which amount shall be calculated based on the sum of (i) the reasonably projected contracted revenues from such contracts with counterparties which have an Investment Grade Rating (as defined in the Revolving Credit Agreement) and (ii) the product of 0.75 and the reasonably projected contracted revenues from such contracts with counterparties which do not have an Investment Grade Rating (as defined in the Revolving Credit Agreement).
(c)Right to Cure. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, if the Guarantor fails to comply with Section 6.9(a) (a “Covenant Default”) for any fiscal quarter, the Guarantor shall have the right (the “Cure Right”), until Payment in Full, to receive a contribution of capital (1) in the form of common equity, (2) in the form of preferred equity having terms reasonably acceptable to the Revolving Agent or (3) in such other form having terms reasonably acceptable to the Revolving Agent (the “Contribution Amount”) in order to cure such Covenant Default, subject to the following:
(A)the Guarantor must deliver a written notification (the “Cure Notice”) to the Revolving Agent that it intends to exercise the Cure Right (as defined in the Revolving Credit Agreement) under Section 9.03 of the Revolving Credit Agreement simultaneously with the delivery of the Compliance Certificate (as defined in the Revolving Credit Agreement) required to be delivered to the Revolving Agent pursuant to Section 5.01(c) of the Revolving Credit Agreement (the “Cure Notification Date”);
(B)the Contribution Amount shall be included in the calculation of Consolidated Adjusted EBITDA solely for the purposes of determining compliance with Section 6.9(a), at the end of such fiscal quarter and applicable subsequent periods which include such fiscal quarter, provided that there shall be no pro forma reduction of the Obligations (as defined in the Revolving Credit Agreement) to the extent a voluntary prepayment is made in respect thereof with the proceeds of any Contribution Amount for the fiscal quarter in respect of which such Contribution Amount is received for purposes of determining compliance with Section 6.9(a);
(C)the Contribution Amount shall be (i) received by the Guarantor no later than ten (10) days after the Cure Notification Date and (ii) in an amount not to exceed the amount required to cause the Borrower to be in compliance with Section 6.9(a); and
(D)the Guarantor may not exercise its rights under this Section 6.9(a) more than (i) two (2) times during any period of four (4) consecutive fiscal quarters, and (ii) five (5) times during the term of this Agreement.
(a)Upon the Revolving Agent’s receipt of the Cure Notice from the Guarantor of its intent to exercise the Cure Right pursuant to Section 9.03 of the Revolving Credit Agreement within the time frame required by Section 9.03 of the Revolving Credit Agreement, then, until ten (10) days after the Cure Notification Date, neither the Administrative Agent nor any Lender shall accelerate Loans held by them, terminate the Commitments held by them or exercise remedies against the Collateral on the basis of an Event of Default.
Section 6.10Mergers, Consolidations and Acquisitions. The Pledgor shall not:
(a)merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with the Pledgor unless the Pledgor is the surviving entity;
(b)liquidate, dissolve or wind-up or modify its existing Governing Documents in any manner materially adverse to the Secured Parties;

(c)incur any Indebtedness for borrowed money; or
(d)purchase or otherwise acquire (in one transaction or a series of related transactions) all or substantially all of the assets of any other Person.
ARTICLE VII.
EVENTS OF DEFAULT AND REMEDIES
Section 7.1Pledged Equity.
(a)Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given prior written notice to the Pledgor, the Pledgor shall be permitted to receive all cash dividends or distributions paid in respect of the Pledged Equity, to the extent permitted in the Credit Agreement and this Agreement, and to exercise all voting and corporate or other entity rights with respect to the Pledged Equity. Any sums paid upon or in respect of any Pledged Equity upon the liquidation or dissolution of the Borrower, any non-cash distribution of capital made on or in respect of any Pledged Equity or any property distributed upon or with respect to any Pledged Equity pursuant to the recapitalization or reclassification of the capital of the Borrower or pursuant to the reorganization thereof shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent or except as otherwise permitted by the Credit Agreement and this Agreement, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations; provided, however, that, if such sum of money or property so paid or distributed in respect of any Pledged Equity shall be received by the Pledgor, the Pledgor shall hold such money or property in trust for the Collateral Agent for the benefit of the Secured Parties, segregated from other funds of the Pledgor, as additional security for the Obligations.
(b)Subject to the terms of the Intercreditor Agreement (if entered into), if an Event of Default shall occur and be continuing and the Collateral Agent shall have given prior written notice to the Pledgor, (i) the Pledgor’s right to receive all cash dividends or distributions paid in respect of the Pledged Equity and to exercise all voting and corporate or other entity rights with respect to the Pledged Equity shall cease while such Event of Default is continuing, (ii) the Collateral Agent shall have the sole right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Equity and make application thereof to the Obligations in accordance with Section 7.04 of the Credit Agreement, (iii) the Collateral Agent shall have the right (but not the obligation) to register any or all of the Pledged Equity in the name of the Collateral Agent or its nominee, and (iv) the Collateral Agent or its nominee shall have the sole right to (but shall not be obligated to) exercise (A) all voting, corporate and other rights pertaining to such Pledged Equity at any meeting of shareholders (or other equivalent body) of the Borrower or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Equity as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Pledged Equity upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of the Borrower, or upon the exercise by the Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. If such sum of money or property so paid or distributed in respect of any Pledged Equity shall be received by the Pledgor, the Pledgor shall hold such money or property in trust for the Collateral Agent for the benefit of the Secured Parties, segregated from other funds of the Pledgor, as additional security for the Obligations.
(c)The Pledgor hereby authorizes and instructs the Borrower to (i) comply with any instruction received by it from the Collateral Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Borrower shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Equity directly to the Collateral Agent.

(d)The Pledgor hereby authorizes the Borrower to comply with any request received by it from the Collateral Agent in writing that states that an Event of Default has occurred and is continuing and that seeks to exercise or enforce any of the rights granted to the Collateral Agent pursuant to Section 7.2. The Pledgor agrees that the foregoing authorization and instruction shall be sufficient to authorize the Collateral Agent’s exercise or enforcement of such rights, and that the Borrower shall not be required to investigate the accuracy of any request made by the Collateral Agent pursuant to this Section 7.1(d).
Section 7.2Remedies Generally. Subject to the terms of the Intercreditor Agreement (if entered into), during the continuation of an Event of Default:
(a)the Collateral Agent may (but shall not be obligated to) exercise any or all of the following rights and remedies to the fullest extent permitted under applicable Law:
(A)those rights and remedies provided in this Agreement, the Credit Agreement, the Intercreditor Agreement (if entered into) or any other Loan Document; provided that this Section 7.2 shall not be understood to limit any rights or remedies available to the Collateral Agent and the other Secured Parties prior to an Event of Default;
(B)those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable Law (including, without limitation, any Law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement (or its functional equivalent);
(C)the right to endorse and collect any cash proceeds of the Collateral;
(D)without notice, demand or advertisement of any kind to the Pledgor or any other Person (except as specifically provided in Section 10.1 or elsewhere herein or in the UCC), the right to enter the premises (including any premises owned or leased or to which the Pledgor otherwise has access rights) of the Pledgor where any Collateral is located (through self-held and without judicial process), the right to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without written notice and may take place at the Pledgor’s premises or elsewhere), subject to the mandatory requirements of applicable Law and the notice requirements described below, for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as are commercially reasonable;
(E)the right to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Equity, to exchange certificates or instruments representing or evidencing Pledged Equity for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest and principal and other distributions made thereon and to otherwise act with respect to the Pledged Equity as though the Collateral Agent was the outright owner thereof;
(F)the right to send to any Depositary Bank a “Notice of Exclusive Control” (howsoever defined) under any Control Agreement; and
(G)the right to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder).

(b)The Collateral Agent, on behalf of the Secured Parties, shall comply with any applicable state or federal Law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(c)Upon any such public sale or sales or any such private sale or sales, the Collateral Agent shall have the right (but not the obligation), to the extent permitted by law, to purchase for the benefit of the Collateral Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right or equity of redemption, which rights and equities of redemption the Pledgor hereby expressly releases. The Collateral Agent shall be entitled (at the written direction of the Required Lenders) to credit bid and use and apply the Secured Obligations (or any portion thereof) as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale.
(d)Until the Collateral Agent is able to effect a sale or other disposition of Collateral, the Collateral Agent shall have the right, as provided under applicable Law, to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving or protecting the Collateral or its value, enforcing this Agreement or perfecting and maintaining the perfection and priority of the Collateral Agent’s security interest in the Collateral. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and the other Secured Parties), with respect to such appointment.
(e)Notwithstanding the foregoing, neither the Collateral Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Borrower with respect to the payment of the Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.
(f)The Pledgor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity or any other Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws or otherwise, and may be compelled to resort to one or more private sales thereof in accordance with clause (a) above. The Pledgor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity or any other Collateral for the period of time necessary to permit the Pledgor or the Issuer of the Pledged Equity or other Collateral to register such securities for public sale under the Securities Act, or under applicable state securities Laws, even if the Pledgor and the Issuer would agree to do so.
Section 7.3Pledgor’s Obligations Upon Default. Upon the request of the Collateral Agent during the continuance of an Event of Default, the Pledgor will take any and all actions, and do any and all such things as are requested by the Collateral Agent with respect to the Guarantee and the Collateral, including, without limitation, the following:
(a)assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at the Pledgor’s premises or elsewhere;
(b)permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Pledgor for such use and occupancy;

(c)furnish to the Collateral Agent, or cause the Issuer of Pledged Equity to furnish to the Collateral Agent, any information regarding the Pledged Equity and the other Collateral in such reasonable detail as the Collateral Agent may reasonably specify; and
(d)take, or cause the Issuer of Pledged Equity to take, any and all actions reasonably necessary to register or qualify the Pledged Equity to enable the Collateral Agent to consummate a public sale or other disposition of the Pledged Equity and the other Collateral.
ARTICLE VIII.
ATTORNEY IN FACT
Section 8.1Authorization for Secured Party to Take Certain Action.
(a)The Pledgor irrevocably authorizes the Collateral Agent and any office or agent thereof at any time and from time to time, and appoints the Collateral Agent and any officer or agent thereof (which appointment shall automatically terminate with respect to the Pledgor on the Termination Date or, if sooner upon the termination or release of the Pledgor hereunder), effective upon the occurrence and during the continuance of an Event of Default, with full power of substitution, as its true and lawful attorney in fact, with full irrevocable power and authority in the place and stead of Pledgor and in the name of Pledgor or its own name, to (at the expense of the Pledgor), upon the occurrence and continuation of an Event of Default and prior written notice to the Pledgor:
(A) do all acts and things necessary or desirable in the Collateral Agent’s sole discretion, at any time and from to time to time, to preserve, protect and realize upon the Collateral and perfect and maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral including, without limitation, to endorse and collect any cash proceeds of the Collateral, and to contact and enter into one or more agreements with the Issuer or any issuers of uncertificated securities which are Pledged Equity or with securities intermediaries holding Pledged Equity as may be necessary or advisable to give the Collateral Agent Control over such Pledged Equity; provided that this authorization shall not relieve the Pledgor of any of its obligations under this Agreement;
(B)in the name of Pledgor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due in relation to the Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due with respect to any other Collateral whenever payable;
(C)upon at least three (3) Business Days prior written notice to the Pledgor, pay or discharge taxes and Liens levied or placed on or threatened against the Collateral (other than taxes not required to be discharged under this Agreement and the Credit Agreement and constituting Liens permitted hereunder or thereunder);
(D)execute, in connection with any sale of Collateral, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(E)direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral or as the Collateral Agent shall direct; (1) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (2) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (3) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any

Collateral; (4) defend any suit, action or proceeding brought against Pledgor with respect to any Collateral; (5) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may in its sole discretion deem appropriate; and (6) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and Pledgor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement; and
(F)to vote any of the Pledged Equity and exercise all other rights, powers, privileges and remedies to which a holder of any of the Pledged Equity would be entitled (including giving or withholding written consents of equity holders, calling special meetings of equity holders and voting at such meetings), which proxy shall be effective automatically and without the necessary of any action (including any transfer of the Pledged Equity on the record books of the Issuer thereof) by any Person (including the Issuer thereof or any officer or agent thereof).
(b)This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated and the security interest created hereby is released. All acts of said attorney or designee are hereby ratified and approved. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, under this Section 8.1 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.
NOTWITHSTANDING THE FOREGOING, THE COLLATERAL AGENT MAY EXERCISE THE RIGHTS AND POWERS PROVIDED IN THIS SECTION 8.1 ONLY DURING THE CONTINUANCE OF AN EVENT OF DEFAULT AND AFTER THE EXPIRATION OF ANY NOTICE PERIOD OTHERWISE REQUIRED HEREUNDER OR UNDER ANY LOAN DOCUMENT.
Section 8.2Limitation of Duty. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. To the fullest extent permitted by applicable Law, the Collateral Agent shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against the Pledgor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters. The Pledgor, to the extent permitted by applicable Law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Collateral Agent or any other Secured Party to proceed against the Pledgor or other Person, exhaust any Collateral or enforce any other remedy which the Collateral Agent or any other Secured Party now has or may hereafter have against the Pledgor or other Person.
ARTICLE IX.
APPLICATION OF COLLATERAL PROCEEDS
Section 9.1Application of Proceeds. If an Event of Default shall occur and be continuing, all Proceeds of Collateral received by the Pledgor consisting of cash, checks and other near cash items shall be held by the Pledgor in trust for the Secured Parties segregated from other funds of the Pledgor, and at the request of the Collateral Agent, shall, forthwith (and, in any event, within five (5) Business Days after any such request) upon receipt by the Pledgor, be turned over to the Collateral Agent in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Collateral Agent, if required or reasonably requested). At any time after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the Proceeds of Collateral held or received by it against the Secured Obligations in such order as the Collateral Agent may elect in compliance with the Credit Agreement, and any part of such funds which the Collateral Agent elects not so to apply and deems not required as collateral security for such Secured Obligations shall be promptly paid over from time to time by the Collateral Agent to the Pledgor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations (other than contingent indemnification obligations for which no claim has been made) shall have been paid in full shall be promptly paid over to the Pledgor or to whomsoever may be lawfully entitled to receive the same.
ARTICLE X.
GENERAL PROVISIONS
Section 10.1Waivers. As provided in Section 9-612 of the UCC, any notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made shall be deemed sent within a reasonable time if sent to the Pledgor, addressed as set forth in Article XI, after the occurrence of an Event of Default and at least ten (10) days prior to (a) the date of any such public sale or (b) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable Law, the Pledgor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, the Pledgor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or under the power of sale conferred by this Agreement, or applicable Law. Except as otherwise specifically provided herein, the Pledgor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable Law) of any kind in connection with this Agreement or any Collateral.
Section 10.2Limitation on Collateral Agent’s and any Other Secured Party’s Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent that such loss or diminution is attributable to the Collateral Agent’s gross negligence or willful misconduct. Neither the Collateral Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. Nothing in this

Agreement shall connote any fiduciary or other implied (or express) obligations on the part of the Collateral Agent, arising under agency doctrine of any applicable Law.
Section 10.3Secured Party Performance of Debtor Obligations. Without having any obligation to do so, the Collateral Agent may during the continuance of an Event of Default perform or pay any obligation which the Pledgor has agreed to perform or pay in this Agreement and the Pledgor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 10.3. The Pledgor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be included in the Obligations and payable on demand.
Section 10.4Specific Performance of Certain Covenants. The Pledgor acknowledges and agrees that a breach of any of the covenants contained herein will cause irreparable injury to the Collateral Agent and the other Secured Parties and that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees that the covenants of the Pledgor contained herein shall be specifically enforceable against the Pledgor.
Section 10.5No Waiver; Amendments; Cumulative Remedies. No delay or omission of the Collateral Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever (other than any Amendment), nor consent to any departure by the Pledgor or Guarantor therefrom, shall be valid unless in writing signed by the Collateral Agent with the concurrence or at the written direction of the Required Lenders to the extent required under Section 9.08 of the Credit Agreement, the Pledgor and the Guarantor and then only to the extent in such writing specifically set forth. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the other Secured Parties until the termination of this Agreement in accordance with Section 10.11.
Section 10.6Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.
Section 10.7Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against the Pledgor or Guarantor for liquidation or reorganization, should the Pledgor or Guarantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any the Pledgor’s or Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations (with respect to the Pledgor) or the Guaranteed Obligations (with respect to the Guarantor), or any part thereof, is, pursuant to applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations (with respect to the Pledgor) or the Guaranteed Obligations (with respect to the Guarantor), whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations (with respect to the Pledgor) or the Guaranteed Obligations (with respect to the Guarantor) shall automatically and immediately be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 10.8Benefit of Agreement. This Agreement shall be binding upon the successors and assigns of each of the Pledgor and Guarantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided that, except as permitted by the

Credit Agreement, neither the Pledgor nor Guarantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent and all Lenders, and any such purported assignment, transfer or delegation shall be null and void.
Section 10.9Survival of Representations. All representations and warranties of each of the Pledgor and Guarantor contained in this Agreement shall survive the execution and delivery of this Agreement.
Section 10.10Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.
Section 10.11Termination or Release. (a) The Pledgor shall be released automatically from its obligations hereunder and the security interest granted hereby shall also terminate and be released automatically on the Termination Date and, upon such termination, the Collateral Agent shall, upon receipt of an officer’s certificate duly executed by an authorized officer of the Borrower (and countersigned by the Administrative Agent) attesting to compliance with the conditions precedent contemplated herein and in any other Loan Documents (as applicable), and at the expense of the Pledgor or Borrower, execute and deliver to Pledgor such documentation (including any and all releases of Liens, termination statements and assignments) as it may reasonably request to effectuate the same (it being agreed and understood that such officer’s certificate shall not be required on the Termination Date) and (b) the Guarantor shall be released automatically from its obligations under Article II of this Agreement and the Guarantee shall be automatically released, discharged and of no further force or effect on the Termination Date. Any execution and delivery of the foregoing documents by the Collateral Agent pursuant to this Section 10.11 shall be without recourse to or warranty by the Collateral Agent.
Section 10.12Entire Agreement. This Agreement embodies the entire agreement and understanding between the Pledgor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Pledgor and the Collateral Agent relating to the Collateral.
Section 10.13CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; PATRIOT ACT. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS). SECTIONS 9.11, 9.15 and 9.19 OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE, MUTATIS MUTANDIS, AND THE PARTIES HERETO AGREE TO SUCH TERMS.
Section 10.14Resignation of the Collateral Agent or the Administrative Agent. Section 8.06 of the Credit Agreement is hereby incorporated by reference, mutatis mutandis, and the parties hereto agree to such terms.
Section 10.15Expenses and Indemnity. Section 9.05 of the Credit Agreement is hereby incorporated herein by reference mutatis mutandis, as if stated verbatim herein as agreements and obligations of each of the Pledgor and Guarantor.
Section 10.16Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by fax or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.17Lien Absolute. The Pledgor shall not be released from its obligations hereunder by reason of:
(a)any extension, renewal, settlement, compromise, waiver or release in respect of any of the Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Obligations;
(b)any lack of validity or enforceability relating to or against the Borrower, the Pledgor or any other Person, for any reason related to the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Obligations, or any applicable Law purporting to prohibit the payment by the Borrower of the principal of or interest on the Obligations;
(c)any modification or amendment of or supplement to the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Obligations;
(d)any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument governing or evidencing any Obligations, including any increase or decrease in the rate of interest thereon;
(e)any change in the legal existence, structure or ownership of the Borrower, the Pledgor or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, the Pledgor or any other Person, or any of their assets or any resulting release or discharge of any Obligation of the Borrower, the Pledgor or any other Person;
(f)any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of any Loan Document, the Obligations or any other agreement or instrument governing or evidencing any Obligations;
(g)any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Credit Agreement, any other Loan Document, any other agreement or instrument or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of the Borrower, the Pledgor or any other Person; or
(h)any other act or omission to act or delay of any kind by the Borrower, the Pledgor, the Collateral Agent, any Lender, other Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Pledgor’s obligations hereunder;
except in each case to the extent that any written amendment, settlement, compromise, waiver or release entered into with the Collateral Agent expressly terminates the obligations of the Pledgor hereunder.
Section 10.18Release. The Pledgor consents and agrees that the Collateral Agent may at any time, or from time to time, in compliance with the Credit Agreement and otherwise in its discretion:
(a)renew, extend or change the time of payment, and/or the manner, place or terms of payment of all or any part of the Obligations; and
(b)exchange, release and/or surrender all or any of the Collateral (including the Pledged Equity), or any part thereof, by whomsoever deposited, which is now or may hereafter be held by the

Collateral Agent in connection with all or any of the Obligations, all in such manner and upon such terms as the Collateral Agent may deem proper, and without notice to or further assent from the Pledgor, it being hereby agreed that the Pledgor shall be and remain bound upon this Agreement, irrespective of the value or condition of any of the Collateral, and notwithstanding any such change, exchange, settlement, compromise, surrender, release, renewal or extension, and notwithstanding also that the Obligations may, at any time, exceed the aggregate principal amount thereof set forth in the Credit Agreement, or any other agreement governing any Obligations.
Section 10.19Keepwell. The Qualified ECP Guarantor (as defined below) hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower to honor all of its obligations under this Agreement in respect of Swap Obligations (provided, however, that the Qualified ECP Guarantor shall only be liable under this Section 10.19 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.19, or otherwise under this Agreement, as it relates to the Guarantor, voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Qualified ECP Guarantor under this Section 10.19 shall remain in full force and effect until the termination of this Agreement in accordance with Section 2.1(c). The Qualified ECP Guarantor intends that this Section 10.19 constitute, and this Section 10.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualified ECP Guarantor” means, in respect of any Swap Obligations, the Guarantor, to the extent that it has total assets exceeding $10,000,000 at the time the Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE XI.
NOTICES
Section 11.1Sending Notices. Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 9.01 of the Credit Agreement, with each notice to the Pledgor or Guarantor, in each case, being given in the same manner as notice to the Borrower under the Credit Agreement; provided that such notice shall in each case be addressed to the Pledgor at its notice address set forth on Exhibit A.
Section 11.2Change in Address for Notices. Each of the Pledgor, Guarantor, the Collateral Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties hereto.
ARTICLE XII.
THE COLLATERAL AGENT
U.S. Bank Trust Company, National Association has been appointed to act as Collateral Agent for the Secured Parties hereunder pursuant to Section 8.01 of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Section 8.01. U.S. Bank Trust Company, National Association is entering into this Agreement solely in its capacity as Collateral Agent under the Credit Agreement and not in its individual or corporate capacity. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, indemnities and immunities set forth in the Credit Agreement and the Intercreditor Agreement (if entered into) as if such rights, privileges, indemnities and immunities were set forth herein. Any successor Collateral Agent appointed pursuant to Section 8.01 of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

ARTICLE XIII.
CONSENT TO PLEDGED EQUITY
The Borrower, in its capacity as an issuer of Pledged Equity (in such capacity, the “Issuer”), hereby (a) consents to the grant by the Pledgor to the Collateral Agent, for the benefit of the Secured Parties, of a security interest in and Lien on all of the Pledgor’s right, title, and interest in and to Pledged Equity, (b) represents to the Collateral Agent that it has no rights of setoff or other claims against any of the Pledged Equity, (c) acknowledges and agrees that it shall, upon demand by the Collateral Agent, pay to the Collateral Agent, for the benefit of the Secured Parties, any dividends and distributions due to the Pledgor in accordance with the terms hereof, and (d) consents to the transfer of such Pledged Equity to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto. The Pledgor hereby authorizes and instructs the Issuer and the Issuer hereby agrees to comply with any instruction received by it from the Collateral Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor.
ARTICLE XIV.
INTERCREDITOR AGREEMENT
The rights and remedies of the Secured Parties may become subject to and governed by the terms of the Intercreditor Agreement (if entered into). In the event of any conflict between the provisions of this Agreement and the provisions of the Intercreditor Agreement (if entered into), the provisions of the Intercreditor Agreement shall govern.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Guarantor, Pledgor and the Collateral Agent have executed this Agreement as of the date first above written.
GUARANTOR:
COREWEAVE, INC., a Delaware corporation
By:     /s/ Nitin Agrawal .
Name:     Nitin Agrawal
Title:    Vice President, Chief Financial Officer and Treasurer

PLEDGOR:
CW FINANCING DDTL V HOLDCO, LLC, a Delaware limited liability company
By:     /s/ Nitin Agrawal .
Name:     Nitin Agrawal
Title:    Vice President and Treasurer

[Signature Page to Parent Guarantee and Pledge Agreement]

COLLATERAL AGENT:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent
By:     /s/ Fernando Moreyra .
Name:     Fernando Moreyra
Title:    Vice President
[Signature Page to Parent Guarantee and Pledge Agreement]

The undersigned is executing this Agreement as of the date first above written for the sole purpose of Article XIII hereof.
ISSUER:
COREWEAVE FINANCING DDTL V, LLC, a Delaware limited liability company
By:     /s/ Nitin Agrawal .
Name:     Nitin Agrawal
Title:    Vice President and Treasurer
[Signature Page to Parent Guarantee and Pledge Agreement]